Exhibit 99.1

Enduro Royalty Trust Provides Update on $1.150005 per Unit Special Distribution

AUSTIN, Texas—(BUSINESS WIRE)—September 27, 2017

Enduro Royalty Trust (NYSE: NDRO) (the “Trust”) is informing current and prospective holders of its units of beneficial interest (each a “Trust Unitholder”) of the New York Stock Exchange (“NYSE”) rule impacting which Trust Unitholders are entitled to receive the special cash distribution of $1.150005 per unit that was announced on September 25, 2017 (the “Special Distribution”).

As previously announced, the Special Distribution will be paid on October 20, 2017 (the “Payment Date”) to Trust Unitholders of record as of the close of business on October 5, 2017 (the “Record Date”). In accordance with NYSE regulations, because the amount of the Special Distribution represents a distribution greater than 25% of the unit price as of the declaration date, it will be subject to “due bill” trading procedures. Accordingly, Trust Unitholders shall trade on a “due bill” basis from the Record Date until the close of trading on the Payment Date (the “Due Bill Period”). This means that Trust Unitholders who sell units during the Due Bill Period shall also sell their entitlement to the Special Distribution to the respective purchasers of such units. As a result, only Trust Unitholders that hold Trust units as of the close of business on October 20, 2017 will receive the Special Distribution. The units will commence trading on an ex-distribution basis on October 23, 2017 (i.e. the next trading day after the Payment Date).

Due bills obligate sellers to deliver the distribution to the buyer. The “due bill” obligations are settled customarily between the brokers representing the buyers and sellers of the units. The Trust has no obligations for either the amount of the “due bill” or the processing of the “due bill.”

About Enduro Royalty Trust

Enduro Royalty Trust is a Delaware statutory trust formed by Enduro Resource Partners to own a net profits interest representing the right to receive 80% of the net profits from the sale of oil and natural gas production from certain of Enduro Resource Partners’ properties in the states of Texas, Louisiana and New Mexico. As described in the Trust’s filings with the Securities and Exchange Commission, the amount of the periodic distributions is expected to fluctuate, depending on the proceeds received by the Trust as a result of actual production volumes, oil and gas prices, the amount and timing of capital expenditures, and the Trust’s administrative expenses, among other factors. Future distributions are expected to be made on a monthly basis. For additional information on the Trust, please visit www.enduroroyaltytrust.com.

Forward-Looking Statements and Cautionary Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release, other than statements of historical facts, are “forward-looking statements” for purposes of these provisions. These forward-looking statements include the amount and date of any anticipated distribution to unitholders and expected expenses, including capital expenditures. The anticipated distribution is based, in large part, on the amount of cash received or expected to be received by the Trust from Enduro Resource Partners with respect to the relevant period. The amount of such cash received or expected to be received by the Trust (and its ability to pay distributions) has been and will be significantly and negatively affected by prevailing low commodity prices, which have declined significantly, could decline further and could remain low for an extended period of time. Other important factors that could cause actual results to differ materially include expenses of the Trust and reserves for anticipated future expenses. Statements made in this press release are qualified by the cautionary statements made in this press release. Neither Enduro Resource Partners nor the Trustee intends, and neither assumes any obligation, to update any of the statements included in this press release. An investment in units issued by Enduro Royalty Trust is subject to the risks described in the Trust’s filings with the SEC, including the risks described in the Trust’s Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 15, 2017. The Trust’s quarterly and other filed reports are or will be available over the Internet at the SEC’s website at http://www.sec.gov.

Contact

Enduro Royalty Trust

The Bank of New York Mellon Trust Company, N.A., as Trustee

Sarah Newell, 1 512-236-6555